Exhibit 99.1

D.R. Horton and Forestar Announce Preliminary Merger Consideration Election Results

ARLINGTON and AUSTIN, Texas (September 28, 2017) - D.R. Horton, Inc. (NYSE: DHI) (“D.R. Horton”), America’s Builder, and Forestar Group Inc. (NYSE: FOR) (“Forestar”) today announced the preliminary results of the elections made by Forestar stockholders regarding the form of merger consideration they wish to receive in connection with D.R. Horton’s pending acquisition of approximately 75% of the currently outstanding shares of Forestar pursuant to that certain merger agreement by and among D.R. Horton, Forestar and Force Merger Sub, Inc. (the “merger agreement”).

As previously announced, the cash and stock elections will be subject to proration and adjustment procedures, as set forth in the merger agreement. Subject to those proration and adjustment procedures in the merger agreement, common stockholders of Forestar had the option to elect to receive, for each share of Forestar common stock held, either (i) an amount in cash equal to $17.75 (the “cash consideration”) or (ii) one new share of Forestar common stock (the “stock consideration”). As previously announced, the deadline for making this election was 5:00 p.m. Eastern time on September 27, 2017 (the “election deadline”).

Based on available information as of the election deadline, the preliminary election results were:

•                  Holders of 38,259,107 shares of Forestar common stock, or approximately 91.23% of the outstanding shares of Forestar common stock, elected to receive the cash consideration (which includes 5,689,880 shares that made elections pursuant to guaranteed delivery procedures) (the “cash election shares”).

•                  Holders of 4,260,068 shares of Forestar common stock, or approximately 10.16% of the outstanding shares of Forestar common stock, elected to receive the stock consideration (which includes 266,739 shares that made elections pursuant to guaranteed delivery procedures) (the “stock election shares”).

Because the number of shares subject to elections above (42,519,175 shares) exceeds 41,938,936 shares, which was the number of shares of Forestar common stock outstanding as of the close of business of September 27, 2017, it appears there are duplicative elections made pursuant to guaranteed delivery procedures. These duplications will be eliminated in the final results.

The foregoing results are preliminary only, and final certified results are not expected to be available until shortly before closing. Based on the preliminary results described above, cash elections are expected to be received with respect to more than 75% of the shares of Forestar common stock outstanding immediately prior to the merger and stock elections are expected to be received with respect to less than 25% of the shares of Forestar stock outstanding immediately prior to the merger. Therefore, the stock election shares and any shares with respect to which an election was not made prior to the election deadline are expected to be converted into the right to receive the stock consideration, and the cash election shares are expected to be converted into the right to receive a combination of stock consideration and cash consideration pursuant to the terms set forth in the merger agreement. After the final results of the merger consideration election process are determined, the final allocation and proration of merger consideration will be calculated in accordance with the terms of the merger agreement.

A press release announcing the final election results and merger consideration will be issued after the final consideration is determined.

The parties are awaiting the approval of the proposed merger by Forestar stockholders at a special stockholder meeting to be held on October 3, 2017. Forestar stockholders are encouraged to vote their shares if they have not already done so. In addition to the receipt of Forestar stockholder approval, the transaction remains subject to other customary closing conditions. As previously announced, the parties currently expect to close the merger on October 5, 2017.

About D.R. Horton, Inc.

D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for fifteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 26 states across the United States and closed 44,833 homes in the twelve-month period ended June 30, 2017. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

About Forestar Group Inc.

Forestar is a residential and mixed-use real estate development company. As of June 30, 2017, in its core community development business it owned, directly or through ventures, interests in 48 residential and mixed-use projects comprised of 4,400 acres of real estate located in 10 states and 14 markets. In addition, it owns interests in various other assets that have been identified as non-core that it is divesting opportunistically over time.

Forward-Looking Statements

Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton and Forestar believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton and Forestar on the date this release was issued. Neither D.R. Horton nor Forestar undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Some forward-looking statements discuss D.R. Horton’s and Forestar’s plans, strategies and intentions. They use words such as “expects,” “may,” “will,” “believes,” “should,” “would,” “could,” “approximately,” “anticipates,” “estimates,” “targets,” “intends,” “likely,” “projects,” “positioned,” “strategy,” “future,” and “plans.” In addition, these words may use the positive or negative or other variations of those terms. Forward-looking statements also include all other statements in this press release that are not historical facts.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: Forestar’s ability to obtain requisite approval from its stockholders, D.R. Horton’s and Forestar’s ability to satisfy the conditions to closing of the proposed Merger, and other risks related to the completion of the proposed Merger and actions related thereto. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s and Forestar’s respective annual reports on Form 10-K and their respective most recent quarterly reports on Form 10-Q, all of which are filed with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

Additional Information

This communication may be deemed to be solicitation material in respect of the Merger. In connection with the Merger, a Registration Statement on Form S-4 (the “Registration Statement”) has been filed with the SEC containing a prospectus with respect to the new Forestar common stock to be issued in the Merger and a proxy statement of Forestar in connection with the Merger, a copy of which was mailed to Forestar’s stockholders under separate cover (the “Proxy Statement/Prospectus”). SECURITY HOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT FORESTAR HAS FILED OR MAY FILE WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, OR WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Registration Statement, Proxy Statement/Prospectus and other relevant documents are available at no cost at the SEC’s website at http://www.sec.gov. Investors may also obtain Forestar’s SEC filings in connection with the Merger, free of charge, from Forestar’s Web site (www.forestargroup.com) under the link “Investor Relations” and then under the link “Financial and SEC Reporting” and then under the tab “SEC Filings,” or by directing a request to Forestar, Charles D. Jehl, Chief Financial Officer.

D.R. Horton, Forestar and their respective directors and certain of their executive officers may be deemed to be participants in any solicitation in connection with the proposed Merger. Information regarding D.R. Horton’s directors and executive officers is available in D.R. Horton’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on December 9, 2016. Information regarding Forestar’s directors and executive officers is available in Forestar’s proxy statement for the 2017 Annual Meeting of Stockholders, filed with the SEC on March 28, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding D.R. Horton and Forestar participants in any proxy solicitation in connection with the proposed Merger and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement/Prospectus and other relevant materials filed with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

CONTACTS

D.R. Horton

Jessica Hansen, Vice President of Investor Relations — (817) 390-8195

jlhansen@drhorton.com

Forestar Group

Charles D. Jehl, Chief Financial Officer — (512) 433-5229

chuckjehl@forestargroup.com